Exhibit 99.1

Ponce Financial Group, Inc. Reports Fourth Quarter 2024 Results

NEW YORK, January 28, 2025 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the fourth quarter of 2024.

Fourth Quarter 2024 Highlights (Compared to Prior Periods):

•
Net income available to common stockholders was $2.7 million, or $0.12 per diluted share for the three months ended December 31, 2024, as compared to net income available to common stockholders of $2.2 million, or $0.10 per diluted share for the three months ended September 30, 2024 and net income available to common stockholders of $0.5 million, or $0.02 per diluted share for the three months ended December 31, 2023. Total net income for the three months ended December 31, 2024 was $2.9 million. The Company paid dividends of $0.3 million on its preferred stock during the three months ended December 31, 2024.
•
Included in the $2.7 million of net income available to common stockholders for the fourth quarter of 2024 results is $42.9 million in interest and dividend income and $2.1 million in non-interest income, offset by $22.2 million in interest expense, $17.3 million in non-interest expense, $1.5 million in provision for income taxes. $1.1 million in provision for credit losses and $0.3 million in dividends on preferred shares.
•
Net interest income of $20.7 million for the fourth quarter of 2024 increased $1.7 million, or 8.97%, from the prior quarter and increased $3.5 million, or 20.54%, from the same quarter last year.
•
Net interest margin was 2.80% for the fourth quarter of 2024, versus 2.65% for the prior quarter and 2.66% for the same quarter last year.

Full Year 2024 Highlights (Compared to 2023):

•
Net income available to common stockholders was $10.3 million, or $0.46 per diluted share for the year ended December 31, 2024, compared to net income available to common stockholders of $3.4 million, or $0.15 per diluted share for the year ended December 31, 2023. Total net income for the year ended December 31, 2024, prior to the payment of $0.6 million in dividends on preferred shares, was $11.0 million.
•
Net interest income for the year ended December 31, 2024 was $76.5 million, an increase of $11.2 million, or 17.18%, compared to $65.3 million for the year ended December 31, 2023.
•
Non-interest income for the year ended December 31, 2024 was $7.2 million, a decrease of $3.0 million, or 29.44%, from $10.2 million for the year ended December 31, 2023. The decrease was primarily driven by $4.2 million in grants that were received in the prior year.
•
Non-interest expense for the year ended December 31, 2024 was $66.7 million, a decrease of $2.0 million, or 2.90%, compared to $68.7 million for the year ended December 31, 2023.
•
Cash and equivalents were $139.8 million as of December 31, 2024, an increase of $0.6 million, or 0.47%, from $139.2 million as of December 31, 2023.
•
Securities totaled $472.9 million as of December 31, 2024, a decrease of $108.7 million, or 18.70%, from $581.7 million as of December 31, 2023 primarily due to regular principal payments, the maturity of one available-for-sale security in the amount of $4.0 million and one held-to-maturity security in the amount of $25.0 million and the call of one held-to-maturity security in the amount of $25.0 million.
•
Net loans receivable were $2.29 billion as of December 31, 2024, an increase of $390.7 million, or 20.61%, from $1.90 billion as of December 31, 2023.
•
Deposits were $1.88 billion as of December 31, 2024, an increase of $377.2 million, or 25.02%, from $1.51 billion as of December 31, 2023.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group, Inc.’s President and CEO, stated “We are pleased with the progress we have made in 2024. We executed an agreement with the U.S. Treasury that gives us the option, upon achievement of certain conditions, to buy back the ECIP preferred shares we previously issued at favorable prices, we launched our PonceDirect digital bank and gained significant traction with SBA loans. Our levels of liquidity and capital remain strong, while our loans grew by 20.61% and deposits by 25.02%. We have seen consistent profitability over the past several quarters as we continue to see increases both in net interest income as well as net interest margin, while expenses are down year on year, reflecting both reduced development and continued adoption of our new technology. We remain committed to the communities we serve and our status as a Minority Depository Institution (“MDI”)/Community Development Financial Institution ("CDFI"), and we continue to invest in our people and in technology to improve our efficiency."

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We are working diligently to ensure that we will meet the conditions necessary to allow us to repurchase our ECIP preferred stock in the future. The agreement we executed with the U.S. Treasury in December 2024, allows for a repurchase of the ECIP preferred stock once we have achieved Deep Impact Lending, as defined under the ECIP program, that is at least 60% of our total originations on average over 16 consecutive quarters, provided that we also meet certain other conditions at the time we exercise the repurchase option. As of December 31, 2024, our Deep Impact Lending over the last 10 consecutive quarters stands at 79%, well above the threshold. Also, from second quarter of 2024 to fourth quarter of 2024, we have originated $514 million of Deep Impact Lending as well as $54 million of qualified lending which represents 383% of our base, which period, together with the first quarter of 2025, will determine the rate of dividends payable on the ECIP preferred stock from the third quarter of 2025 to the second quarter of 2026. With one quarter to go, we are confident that we will get to over 400% of our base and ensure another year of preferred dividends of 0.50%, which is the lowest dividend rate.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (Annualized):	2024	2024	2024	2024	2023
Return on average assets (1)	0.38%	0.33%	0.45%	0.33%	0.08%
Return on average equity (1)	2.30%	1.93%	2.59%	1.97%	0.42%
Net interest rate spread (1) (2)	1.98%	1.77%	1.72%	1.82%	1.74%
Net interest margin (1) (3)	2.80%	2.65%	2.62%	2.71%	2.66%
Non-interest expense to average assets (1)	2.25%	2.19%	2.28%	2.35%	2.66%
Efficiency ratio (4)	75.63%	80.87%	80.09%	82.56%	96.83%
Average interest-earning assets to average interest- bearing liabilities	127.60%	128.35%	129.73%	129.69%	133.50%
Average equity to average assets	16.59%	16.97%	17.41%	17.00%	18.25%

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios (Annualized):	2024	2024	2024	2024	2023
Total capital to risk-weighted assets (Bank only)	21.47%	21.61%	22.47%	22.79%	23.30%
Tier 1 capital to risk-weighted assets (Bank only)	20.40%	20.45%	21.24%	21.54%	22.05%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.40%	20.45%	21.24%	21.54%	22.05%
Tier 1 capital to average assets (Bank only)	15.81%	16.19%	16.70%	16.26%	17.49%

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality Ratios (Annualized):	2024	2024	2024	2024	2023
Allowance for loan losses as a percentage of total loans	0.97%	1.09%	1.18%	1.23%	1.36%
Allowance for loan losses as a percentage of nonperforming loans	82.29%	139.52%	130.28%	140.90%	152.99%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.45%)	(0.17%)	(0.10%)	(0.25%)	(0.24%)
Non-performing loans as a percentage of total gross loans	1.18%	0.78%	0.89%	0.87%	0.89%
Non-performing loans as a percentage of total assets	0.90%	0.57%	0.65%	0.62%	0.62%
Total non-performing assets as a percentage of total assets	0.90%	0.57%	0.65%	0.62%	0.62%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	1.06%	0.73%	0.82%	0.79%	0.81%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Summary of Results of Operations

Net income for the three months ended December 31, 2024 was $2.9 million compared to net income of $2.4 million for the three months ended September 30, 2024 and net income of $0.5 million for the three months ended December 31, 2023.

The $0.5 million increase of net income for the three months ended December 31, 2024 compared to the three months ended September 30, 2024 was attributed mainly to increases of $1.7 million in net interest income and $1.0 million in non-interest income, partially offset by increases of $1.0 million in non-interest expense, $0.9 million in provision for income taxes and $0.3 million in provision for credit losses.

The $2.4 million increase of net income for the three months ended December 31, 2024 compared to the three months ended December 31, 2023 was largely due to increases of $3.5 million in net interest income and $0.9 million in non-interest income and a decrease of $0.5 million in non-interest expense, partially offset by increases of $1.5 million in provision for credit losses and $1.1 million in provision for income taxes.

Net income for the year ended December 31, 2024 was $11.0 million compared to a net income of $3.4 million for the year ended December 31, 2023. The $7.6 million increase in net income was attributable to an increase of $11.2 million in net interest income and a decrease of $1.9 million in non-interest expense, partially offset by a decrease of $2.9 million in non-interest income and increases of $2.2 million in provision for income taxes and $0.4 million in provision for credit losses.

Net Interest Income and Net Margin

Net interest income for the three months ended December 31, 2024, increased $1.7 million, or 8.97%, to $20.7 million compared to $19.0 million for the three months ended September 30, 2024 and increased $3.5 million, or 20.54%, compared to $17.2 million for the three months ended December 31, 2023.

Net interest income for the year ended December 31, 2024, increased $11.2 million, or 17.18%, to $76.5 million, compared to $65.3 million for the year ended December 31, 2023. The $11.2 million increase in net interest income was attributable to an increase of $36.8 million in total interest and dividend income, offset by an increase of $25.6 million in total interest expense.

For the year ended December 31, 2024, provision for credit losses amounted to $1.3 million, consisting of a provision for credit losses on loans in the amount of $1.5 million and a benefit on credit losses on held-to-maturity securities in the amount of $0.2 million.

Net interest margin was 2.80% for the three months ended December 31, 2024 compared to 2.65% for the prior quarter, an increase of 15bps and 2.66% for the same period last year, an increase of 14bps.

Net interest margin was 2.70% for the year ended December 31, 2024 compared to 2.66% for the year ended December 31, 2023, an increase of 4bps.

Non-interest Income

Non-interest income for the three months ended December 31, 2024, was $2.1 million, an increase of $0.9 million, or 82.19%, compared to $1.2 million for the three months ended September 30, 2024 and an increase of $0.8 million, or 63.19%, compared to $1.3 million for the three months ended December 31, 2023.

The $0.9 million increase in non-interest income for the three months ended December 31, 2024 compared to the three months ended September 30, 2024 was largely attributable to increases of $0.5 million in other non-interest income, $0.2 million in late and prepayment charges and $0.1 million in income on sale of SBA loans.

The $0.8 million increase in non-interest income for the three months ended December 31, 2024 compared to the three months ended December 31, 2023 was largely attributable to increases of $1.1 million in other non-interest income and $0.1 million in income on sale of SBA loans, partially offset by a decrease of $0.4 million in grant income received in the fourth quarter of 2023.

Non-interest income for the year ended December 31, 2024, was $7.2 million, a decrease of $3.0 million, or 29.44%, compared to $10.2 million for the year ended December 31, 2023. The $3.0 million decrease in non-interest income was largely attributable to $4.2 million related to grants received in 2023 and a decrease of $1.2 million in late and prepayment charges, partially offset by increases of $1.8 million in other non-interest income, $0.5 million in income on sale of mortgage loans and $0.1 million in income on sale of SBA loans.

Non-interest Expense

Non-interest expense for the three months ended December 31, 2024, was $17.3 million, an increase of $0.9 million, or 5.82%, compared to $16.3 million for the three months ended September 30, 2024 and a decrease of $0.6 million, or 3.54%, compared to $17.9 million for the three months ended December 31, 2023.

The $0.9 million increase in non-interest expense from the three months ended September 30, 2024 was mainly attributable to increases of $0.4 million in professional fees, $0.2 million in other operating expense, $0.1 million in marketing and promotional expenses, $0.1 million in office supplies, telephone and postage and $0.1 million in occupancy and equipment.

The $0.6 million decrease in non-interest expense from the three months ended December 31, 2023 was mainly attributable to decreases of $0.6 million in provision for contingencies, $0.6 million in compensation and benefits and $0.3 million in professional fees, partially offset by increases of $0.3 million in other operating expense, $0.2 million in occupancy and equipment, $0.1 million in marketing and promotional expenses and $0.1 million in direct loan expenses.

Non-interest expense for the year ended December 31, 2024, was $66.7 million, a decrease of $2.0 million, or 2.90%, compared to $68.7 million for the year ended December 31, 2023. The $2.0 million decrease in non-interest expense from the year ended December 31, 2023 was mainly attributable to decreases of $3.1 million in provision for contingencies, $0.9 million in professional fees, $0.7 million in data processing expenses, $0.5 million in office supplies, telephone and postage, partially offset by a decrease in microloans recoveries of $1.3 million and increases of $0.9 million in direct loan expenses, $0.3 million in occupancy and equipment and $0.2 million in compensation and benefits.

Balance Sheet Summary

Total assets increased $289.2 million, or 10.51%, to $3.04 billion as of December 31, 2024 from $2.75 billion as of December 31, 2023. The increase in total assets is largely attributable to increases of $390.7 million in net loans receivable, $9.8 million in Federal Home Loan Bank of New York stock, $0.8 million in mortgage loans held for sale, $0.7 million in premises and equipment and $0.6 million in cash and cash equivalents, partially offset by decreases of $93.8 million in held-to-maturity securities, $14.9 million in available-for-sale securities, $2.3 million in deferred tax assets and $2.2 million in right of use assets.

Total liabilities increased $275.1 million, or 12.18%, to $2.53 billion as of December 31, 2024 from $2.26 billion as of December 31, 2023. The increase in total liabilities was largely attributable to an increase of $377.2 million in deposits, partially offset by decreases of $88.3 million in borrowings, $8.3 million in accrued interest payable, $3.1 million in other liabilities, $2.0 million in operating lease liabilities and $0.4 million in advance payments by borrowers for taxes.

Total stockholders’ equity increased $14.1 million, or 2.87%, to $505.5 million as of December 31, 2024, from $491.4 million as of December 31, 2023. The $14.1 million increase in stockholders’ equity was largely attributable to $11.0 million in net income, $2.1 million impact to additional paid in capital as a result of share-based compensation and $1.4 million from release of ESOP shares and $0.3 million in other comprehensive income, offset by $0.6 million in dividends on preferred shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
ASSETS
Cash and due from banks:
Cash	$35,478	$32,061	$23,128	$29,972	$28,930
Interest-bearing deposits	104,361	123,751	80,038	104,752	110,260
Total cash and cash equivalents	139,839	155,812	103,166	134,724	139,190
Available-for-sale securities, at fair value	104,970	111,005	113,125	116,044	119,902
Held-to-maturity securities, at amortized cost	367,938	403,736	442,113	452,955	461,748
Placement with banks	249	249	249	249	249
Mortgage loans held for sale, at fair value	10,736	9,566	37,764	7,860	9,980
Loans receivable, net	2,286,599	2,180,331	2,022,173	1,981,428	1,895,886
Accrued interest receivable	17,771	16,890	17,441	18,063	18,010
Premises and equipment, net	16,794	16,843	16,976	17,396	16,053
Right of use assets	29,093	29,785	30,349	31,021	31,272
Federal Home Loan Bank of New York stock (FHLBNY), at cost	29,182	28,515	23,972	23,892	19,377
Deferred tax assets	12,074	11,845	13,172	13,919	14,332
Other assets	24,693	51,392	21,507	21,151	24,723
Total assets	$3,039,938	$3,015,969	$2,842,007	$2,818,702	$2,750,722
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,884,864	$1,870,323	$1,606,097	$1,585,784	$1,507,620
Operating lease liabilities	30,696	31,343	31,861	32,486	32,684
Accrued interest payable	3,712	2,918	6,820	4,218	11,965
Advance payments by borrowers for taxes and insurance	10,349	13,733	10,838	13,245	10,778
Borrowings	596,100	580,421	680,421	680,421	684,421
Other liabilities	8,717	12,642	8,313	8,866	11,859
Total liabilities	2,534,438	2,511,380	2,344,350	2,325,020	2,259,327
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(7,707)	(9,445)	(9,519)	(9,702)	(9,747)
Additional paid-in-capital	207,319	208,478	207,934	207,584	207,106
Retained earnings	107,754	105,103	102,951	99,834	97,420
Accumulated other comprehensive loss	(15,297)	(12,686)	(16,557)	(16,590)	(15,649)
Unearned compensation ─ ESOP	(11,818)	(12,110)	(12,401)	(12,693)	(12,984)
Total stockholders' equity	505,500	504,589	497,657	493,682	491,395
Total liabilities and stockholders' equity	$3,039,938	$3,015,969	$2,842,007	$2,818,702	$2,750,722

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Interest and dividend income:
Interest on loans receivable	$35,622	$32,945	$31,281	$30,664	$27,814
Interest on deposits due from banks	1,783	2,430	1,542	2,911	990
Interest and dividend on securities and FHLBNY stock	5,481	5,918	5,969	6,091	6,146
Total interest and dividend income	42,886	41,293	38,792	39,666	34,950
Interest expense:
Interest on certificates of deposit	8,104	6,926	6,358	6,380	5,103
Interest on other deposits	8,476	8,519	7,389	6,540	5,706
Interest on borrowings	5,576	6,825	7,141	7,923	6,944
Total interest expense	22,156	22,270	20,888	20,843	17,753
Net interest income	20,730	19,023	17,904	18,823	17,197
Provision (benefit) for credit losses	1,099	789	(374)	(180)	(375)
Net interest income after provision (benefit) for credit losses	19,631	18,234	18,278	19,003	17,572
Non-interest income:
Service charges and fees	500	508	492	473	498
Brokerage commissions	44	—	9	8	13
Late and prepayment charges	318	77	426	359	365
Income on sale of mortgage loans	254	218	274	302	244
Income on sale of SBA loans	148	—	—	—	—
Grant income	—	—	—	—	438
Other	833	348	1,057	565	(273)
Total non-interest income	2,097	1,151	2,258	1,707	1,285
Non-interest expense:
Compensation and benefits	7,668	7,674	7,724	7,844	8,262
Occupancy and equipment	3,863	3,786	3,564	3,667	3,686
Data processing expenses	1,143	1,099	1,013	1,127	1,101
Direct loan expenses	617	573	633	732	497
(Benefit) provision for contingencies	(202)	(252)	(493)	164	418
Insurance and surety bond premiums	293	292	263	253	250
Office supplies, telephone and postage	294	222	233	249	294
Professional fees	1,703	1,351	1,369	1,723	2,040
Microloans recoveries	(29)	(54)	(65)	(53)	(152)
Marketing and promotional expenses	289	180	145	100	146
Federal deposit insurance and regulatory assessment (1)	418	392	428	389	395
Other operating expenses (1)	1,206	1,051	1,333	755	960
Total non-interest expense	17,263	16,314	16,147	16,950	17,897
Income before income taxes	4,465	3,071	4,389	3,760	960
Provision for income taxes	1,532	638	1,197	1,346	442
Net income	$2,933	$2,433	$3,192	$2,414	$518
Dividends on preferred shares	282	281	75	—	—
Net income available to common stockholders	$2,651	$2,152	$3,117	$2,414	$518
Earnings per common share:
Basic	$0.12	$0.10	$0.14	$0.11	$0.02
Diluted	$0.12	$0.10	$0.14	$0.11	$0.02
Weighted average common shares outstanding:
Basic	22,528,160	22,446,009	22,409,803	22,353,492	22,224,945
Diluted	22,807,644	22,612,028	22,419,309	22,366,728	22,406,102

(1) For the three months ended September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, $0.3 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.1 million of directors fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses for each periods.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2024	2023	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$130,512	$95,805	$34,707	36.23%
Interest on deposits due from banks	8,666	4,973	3,693	74.26%
Interest and dividend on securities and FHLBNY stock	23,459	25,089	(1,630)	(6.50%)
Total interest and dividend income	162,637	125,867	36,770	29.21%
Interest expense:
Interest on certificates of deposit	27,768	16,571	11,197	67.57%
Interest on other deposits	30,924	18,570	12,354	66.53%
Interest on borrowings	27,465	25,460	2,005	7.88%
Total interest expense	86,157	60,601	25,556	42.17%
Net interest income	76,480	65,266	11,214	17.18%
Provision for credit losses	1,334	973	361	37.10%
Net interest income after provision for credit losses	75,146	64,293	10,853	16.88%
Non-interest income:
Service charges and fees	1,973	1,986	(13)	(0.65%)
Brokerage commissions	61	80	(19)	(23.75%)
Late and prepayment charges	1,180	2,365	(1,185)	(50.11%)
Income on sale of mortgage loans	1,048	598	450	75.25%
Income on sale of SBA loans	148	—	148	100.00%
Grant income	—	4,156	(4,156)	(100.00%)
Other	2,803	1,038	1,765	170.04%
Total non-interest income	7,213	10,223	(3,010)	(29.44%)
Non-interest expense:
Compensation and benefits	30,910	30,699	211	0.69%
Occupancy and equipment	14,880	14,568	312	2.14%
Data processing expenses	4,382	5,083	(701)	(13.79%)
Direct loan expenses	2,555	1,623	932	57.42%
(Benefit) provision for contingencies	(783)	2,311	(3,094)	(133.88%)
Insurance and surety bond premiums	1,101	1,018	83	8.15%
Office supplies, telephone and postage	998	1,483	(485)	(32.70%)
Professional fees	6,146	7,092	(946)	(13.34%)
Microloans recoveries	(201)	(1,481)	1,280	(86.43%)
Marketing and promotional expenses	714	825	(111)	(13.45%)
Federal deposit insurance and regulatory assessments (1)	1,627	1,472	155	10.53%
Other operating expenses (1)	4,345	3,970	375	9.45%
Total non-interest expense	66,674	68,663	(1,989)	(2.90%)
Income before income taxes	15,685	5,853	9,832	167.98%
Provision for income taxes	4,713	2,501	2,212	88.44%
Net income	$10,972	$3,352	$7,620	227.33%
Dividends on preferred shares	638	—	638	100.00%
Net income available to common stockholders	$10,334	$3,352	$6,982	208.29%
Earnings per common share:
Basic	$0.46	$0.15	$0.31	206.67%
Diluted	$0.46	$0.15	$0.31	206.67%
Weighted average common shares outstanding:
Basic	22,434,654	22,745,317	(310,663)	(1.37%)
Diluted	22,551,715	22,822,313	(270,598)	(1.19%)

(1) For the year ended December 31, 2023, $1.2 million of federal deposit insurance was reclassified from other operating expenses to federal deposit insurance and regulatory assessments and $0.4 million of directors fees were reclassified from federal deposit insurance and regulatory assessments to other operating expenses.

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Performance Ratios:
Return on average assets (1)	0.38%	0.33%	0.45%	0.33%	0.08%
Return on average equity (1)	2.30%	1.93%	2.59%	1.97%	0.42%
Net interest rate spread (1) (2)	1.98%	1.77%	1.72%	1.82%	1.74%
Net interest margin (1) (3)	2.80%	2.65%	2.62%	2.71%	2.66%
Non-interest expense to average assets (1)	2.25%	2.19%	2.28%	2.35%	2.66%
Efficiency ratio (4)	75.63%	80.87%	80.09%	82.56%	96.83%
Average interest-earning assets to average interest- bearing liabilities	127.60%	128.35%	129.73%	129.69%	133.50%
Average equity to average assets	16.59%	16.97%	17.41%	17.00%	18.25%
Capital Ratios:
Total capital to risk-weighted assets (Bank only)	21.47%	21.61%	22.47%	22.79%	23.30%
Tier 1 capital to risk-weighted assets (Bank only)	20.40%	20.45%	21.24%	21.54%	22.05%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	20.40%	20.45%	21.24%	21.54%	22.05%
Tier 1 capital to average assets (Bank only)	15.81%	16.19%	16.70%	16.26%	17.49%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	0.97%	1.09%	1.18%	1.23%	1.36%
Allowance for credit losses on loans as a percentage of nonperforming loans	82.29%	139.52%	130.28%	140.90%	152.99%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.45%)	(0.17%)	(0.10%)	(0.25%)	(0.24%)
Non-performing loans as a percentage of total gross loans	1.18%	0.78%	0.89%	0.87%	0.89%
Non-performing loans as a percentage of total assets	0.90%	0.57%	0.65%	0.62%	0.62%
Total non-performing assets as a percentage of total assets	0.90%	0.57%	0.65%	0.62%	0.62%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	1.06%	0.73%	0.82%	0.79%	0.81%
Other:
Number of offices	19	19	18	18	18
Number of full-time equivalent employees	218	228	227	233	237

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and non-interest income.
(5)
Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	December 31, 2024				December 31, 2023
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,994	$—	$(121)	$2,873	$2,990	$—	$(206)	$2,784
Corporate Bonds	21,762	10	(1,368)	20,404	25,790	—	(2,122)	23,668
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	34,526	—	(5,991)	28,535	39,375	—	(6,227)	33,148
FHLMC Certificates	9,028	—	(1,366)	7,662	10,163	—	(1,482)	8,681
FNMA Certificates	56,010	—	(10,602)	45,408	61,359	—	(9,842)	51,517
GNMA Certificates	88	—	—	88	104	—	—	104
Total available-for-sale securities	$124,408	$10	$(19,448)	$104,970	$139,781	$—	$(19,879)	$119,902

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(40)	$24,960	$25,000	$—	$(181)	$24,819
Corporate Bonds	32,500	12	(535)	31,977	82,500	—	(2,691)	79,809
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	186,634	—	(7,052)	179,582	212,093	104	(5,170)	207,027
FHLMC Certificates	3,229	—	(223)	3,006	3,897	—	(244)	3,653
FNMA Certificates	105,417	—	(5,114)	100,303	118,944	—	(4,088)	114,856
SBA Certificates	15,374	92	—	15,466	19,712	166	—	19,878
Allowance for Credit Losses	(216)	—	—	—	(398)	—	—	—
Total held-to-maturity securities	$367,938	$104	$(12,964)	$355,294	$461,748	$270	$(12,374)	$450,042

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	For the Years Ended December 31,
	2024	2023
Allowance for credit losses on securities at beginning of the period	$398	$—
CECL adoption	—	662
Benefit for credit losses	(182)	(264)
Allowance for credit losses on securities at end of the period	$216	$398

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2024		2024		2024		2024		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$330,053	14.30%	$332,380	15.09%	$337,292	16.49%	$339,331	16.92%	$343,689	17.89%
Owner-Occupied	142,363	6.17%	145,065	6.59%	147,485	7.21%	150,842	7.52%	152,311	7.93%
Multifamily residential	670,159	29.04%	678,029	30.78%	545,323	26.66%	545,825	27.22%	550,559	28.65%
Nonresidential properties	389,898	16.89%	383,277	17.40%	337,583	16.51%	327,350	16.32%	342,343	17.81%
Construction and land	733,660	31.79%	631,461	28.67%	641,879	31.39%	608,665	30.35%	503,925	26.22%
Total mortgage loans	2,266,133	98.19%	2,170,212	98.53%	2,009,562	98.26%	1,972,013	98.33%	1,892,827	98.50%
Non-mortgage loans:
Business loans	40,849	1.77%	28,499	1.29%	30,222	1.48%	26,664	1.33%	19,779	1.03%
Consumer loans (1)	1,038	0.04%	4,021	0.18%	5,305	0.26%	6,741	0.34%	8,966	0.47%
Total non-mortgage loans	41,887	1.81%	32,520	1.47%	35,527	1.74%	33,405	1.67%	28,745	1.50%
Total loans, gross	2,308,020	100.00%	2,202,732	100.00%	2,045,089	100.00%	2,005,418	100.00%	1,921,572	100.00%
Net deferred loan origination costs	1,081		1,565		1,145		674		468
Allowance for credit losses on loans	(22,502)		(23,966)		(24,061)		(24,664)		(26,154)
Loans, net	$2,286,599		$2,180,331		$2,022,173		$1,981,428		$1,895,886

(1)
As of September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, consumer loans include $3.0 million, $4.3 million, $5.7 million and $8.0 million, respectively, of microloans originated by the Bank. As of December 31, 2024, these microloans were charged-off.

Ponce Financial Group, Inc. and Subsidiaries

Microloans Exposure (previously originated by the Bank under its arrangement with Grain)

Total Microloans Exposure as of December 31, 2024
(in thousands)
Microloans Receivable from Grain
Microloans originated - put back (inception-to-December 31, 2024)	$23,903
Write-downs, net of recoveries (inception-to-date as of December 31, 2024)	(15,258)
Cash receipts (inception-to-December 31, 2024)	(6,819)
Grant/reserve	(1,826)
Net receivable as of December 31, 2024	$—
Microloans Receivables from Borrowers
Microloans receivable as of December 31, 2024	$—
Allowance for credit losses on loans as of December 31, 2024	—
Microloans, net of allowance for credit losses on loans as of December 31, 2024	$—
Investments
Investment in Grain	$1,000
Investment write-off in Q3 2022	(1,000)
Net investment as of December 31, 2024	—
Total exposure related to microloans as of December 31, 2024 (1)	$—

(1) As of December 31, 2024, the remaining microloans were charged-off.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$23,966	$24,061	$24,664	$26,154	$27,414
Provision (benefit) for credit losses on loans	1,090	801	(120)	(255)	(126)
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	(7)	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(232)	(450)	—	(52)	(63)
Consumer	(2,465)	(634)	(747)	(1,302)	(1,135)
Total charge-offs	(2,697)	(1,091)	(747)	(1,354)	(1,198)
Recoveries:
Non-mortgage loans:
Business	—	1	7	1	—
Consumer	143	194	257	118	64
Total recoveries	143	195	264	119	64
Net (charge-offs) recoveries	(2,554)	(896)	(483)	(1,235)	(1,134)
Allowance for credit losses on loans at end of the period	$22,502	$23,966	$24,061	$24,664	$26,154

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2024		2024		2024		2024		2023
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$169,178	8.98%	$182,737	9.78%	$178,125	11.09%	$191,541	12.07%	$185,151	12.28%
Interest-bearing deposits:
NOW/IOLA accounts (1)	62,616	3.32%	71,445	3.82%	81,178	5.05%	73,202	4.62%	77,909	5.17%
Money market accounts	636,219	33.75%	660,168	35.30%	502,255	31.27%	482,344	30.42%	432,735	28.70%
Reciprocal deposits	130,677	6.93%	94,145	5.03%	109,945	6.85%	97,718	6.16%	96,860	6.42%
Savings accounts	105,870	5.62%	108,941	5.82%	109,694	6.83%	112,713	7.11%	114,139	7.57%
Total NOW, money market, reciprocal and savings accounts	935,382	49.62%	934,699	49.97%	803,072	50.00%	765,977	48.31%	721,643	47.86%
Certificates of deposit of $250K or more (3)	204,293	10.84%	210,262	11.25%	189,683	11.82%	183,478	11.57%	167,530	11.12%
Brokered certificates of deposit (2)	94,531	5.02%	94,531	5.05%	94,614	5.89%	94,689	5.97%	98,729	6.55%
Listing service deposits (2)	7,376	0.39%	7,376	0.39%	9,361	0.58%	12,688	0.80%	14,433	0.96%
All other certificates of deposit less than $250K (3)	474,104	25.15%	440,718	23.56%	331,242	20.62%	337,411	21.28%	320,134	21.23%
Total certificates of deposit	780,304	41.40%	752,887	40.25%	624,900	38.91%	628,266	39.62%	600,826	39.86%
Total interest-bearing deposits	1,715,686	91.02%	1,687,586	90.22%	1,427,972	88.91%	1,394,243	87.93%	1,322,469	87.72%
Total deposits	$1,884,864	100.00%	$1,870,323	100.00%	$1,606,097	100.00%	$1,585,784	100.00%	$1,507,620	100.00%
(1)
As of December 31, 2023, $58.2 million was reclassified from demand to NOW/IOLA accounts.
(2)
As of December 31, 2023, there were $0.3 million in individual listing service deposits amounting to $250,000 or more. As of December 31, 2024, there were no individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.
(3)
As of September 30, 2024, June 30,2024, March 31, 2024 and December 31, 2023, $36.2 million, $33.5 million, $37.2 million and $35.4 million, respectively, were reclassified from all other certificates of deposit less than $250K to certificates of deposit of $250K or more.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	December 31,			December 31,
	2024			2023
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Overnight line of credit advance	$25,000	$25,000	4.69%	$—	$—	—%

Term advances ending:
2024	—	—	—	363,321	363,321	4.55
2025	100,000	100,000	4.48	50,000	50,000	4.41
2026	200,000	200,000	4.25	—	—	—
2027	212,000	212,000	3.44	212,000	212,000	3.44
2028	9,100	9,100	3.84	9,100	9,100	3.84
2029	50,000	50,000	3.35	50,000	50,000	3.35
	$596,100	$596,100	3.94%	$684,421	$684,421	4.10%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$436	$436	$436	$399	$793
Owner occupied	1,423	1,423	1,423	1,426	1,682
Multifamily residential	10,271	4,685	5,754	4,098	2,979
Nonresidential properties	—	824	828	441	—
Construction and land	14,158	8,907	8,907	10,277	10,759
Non-mortgage loans:
Business	343	180	396	146	165
Consumer	—	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$26,631	$16,455	$17,744	$16,787	$16,378

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$279	$278	$277	$270	$270
Owner occupied	435	444	448	447	447
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	714	722	725	717	717
Total non-accrual loans (2)	$27,345	$17,177	$18,469	$17,504	$17,095

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$1,807	$1,821	$1,830	$1,850	$2,112
Owner occupied	2,062	2,116	2,171	2,288	2,313
Multifamily residential	—	—	—	—	—
Nonresidential properties	652	672	707	748	757
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	215	222	—	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$4,736	$4,831	$4,708	$4,886	$5,182
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$32,081	$22,008	$23,177	$22,390	$22,277
Total non-performing loans to total gross loans	1.18%	0.78%	0.89%	0.87%	0.89%
Total non-performing assets to total assets	0.90%	0.57%	0.65%	0.62%	0.62%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (1)	1.06%	0.73%	0.82%	0.79%	0.81%

(1) Balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings.

(2) Includes nonperforming mortgage loans held for sale.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended December 31,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$2,261,426	$35,622	6.27%	$1,884,301	$27,814	5.86%
Securities (3)	507,510	4,860	3.81%	582,563	5,715	3.89%
Other (4)	179,701	2,404	5.32%	96,070	1,421	5.87%
Total interest-earning assets	2,948,637	42,886	5.79%	2,562,934	34,950	5.41%
Non-interest-earning assets	108,558			107,305
Total assets	$3,057,195			$2,670,239
Interest-bearing liabilities:
NOW/IOLA (5) (6)	$68,776	$119	0.69%	$75,926	$181	0.95%
Money market (6)	761,130	8,329	4.35%	474,306	5,495	4.60%
Savings	109,217	27	0.10%	116,600	28	0.10%
Certificates of deposit	783,335	8,104	4.12%	559,713	5,103	3.62%
Total deposits	1,722,458	16,579	3.83%	1,226,545	10,807	3.50%
Advance payments by borrowers	15,147	1	0.03%	15,033	2	0.05%
Borrowings	573,316	5,576	3.87%	678,235	6,944	4.06%
Total interest-bearing liabilities	2,310,921	22,156	3.81%	1,919,813	17,753	3.67%
Non-interest-bearing liabilities:
Non-interest-bearing demand (5)	191,355	—		211,434	—
Other non-interest-bearing liabilities	47,875	—		51,764	—
Total non-interest-bearing liabilities	239,230	—		263,198	—
Total liabilities	2,550,151	22,156		2,183,011	17,753
Total equity	507,044			487,228
Total liabilities and total equity	$3,057,195		3.81%	$2,670,239		3.67%
Net interest income		$20,730			$17,197
Net interest rate spread (7)			1.98%			1.74%
Net interest-earning assets (8)	$637,716			$643,121
Net interest margin (9)			2.80%			2.66%
Average interest-earning assets to interest-bearing liabilities			127.60%			133.50%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(5)
Includes reclassification of $55.7 million average outstanding balances from non-interest bearing demand to NOW/IOLA for the three months ended December 31, 2023.
(6)
Includes $0.2 million of interest expense reclassified from money market to NOW/IOLA for the three months ended December 31, 2023.
(7)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(8)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(9)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Years Ended December 31,
	2024			2023
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,094,820	$130,512	6.23%	$1,730,275	$95,805	5.54%
Securities (2)	548,641	21,289	3.88%	606,815	23,342	3.85%
Other (3)	192,403	10,836	5.63%	119,923	6,720	5.60%
Total interest-earning assets	2,835,864	162,637	5.74%	2,457,013	125,867	5.12%
Non-interest-earning assets	107,017			115,760
Total assets	$2,942,881			$2,572,773
Interest-bearing liabilities:
NOW/IOLA (4) (5)	$74,796	$662	0.89%	$70,993	$1,314	1.85%
Money market (5)	654,521	30,148	4.61%	424,160	17,132	4.04%
Savings	111,028	107	0.10%	121,550	116	0.10%
Certificates of deposit	676,306	27,768	4.11%	528,999	16,571	3.13%
Total deposits	1,516,651	58,685	3.87%	1,145,702	35,133	3.07%
Advance payments by borrowers	14,034	7	0.05%	14,869	8	0.05%
Borrowings	670,982	27,465	4.09%	633,116	25,460	4.02%
Total interest-bearing liabilities	2,201,667	86,157	3.91%	1,793,687	60,601	3.38%
Non-interest-bearing liabilities:
Non-interest-bearing demand (4)	191,155	—		241,510	—
Other non-interest-bearing liabilities	50,259	—		45,858	—
Total non-interest-bearing liabilities	241,414	—		287,368	—
Total liabilities	2,443,081	86,157		2,081,055	60,601
Total equity	499,800			491,718
Total liabilities and total equity	$2,942,881		3.91%	$2,572,773		3.38%
Net interest income		$76,480			$65,266
Net interest rate spread (6)			1.83%			1.74%
Net interest-earning assets (7)	$634,197			$663,326
Net interest margin (8)			2.70%			2.66%
Average interest-earning assets to
interest-bearing liabilities			128.81%			136.98%

(1)
Loans include loans and mortgage loans held for sale, at fair value.
(2)
Securities include available-for-sale securities and held-to-maturity securities.
(3)
Includes FHLBNY demand account, FHLBNY stock dividends and FRBNY demand deposits.
(4)
Includes reclassification of $48.8 million average outstanding balances from non-interest bearing demand to NOW/IOLA for the three months ended December 31, 2023.
(5)
Includes $1.3 million of interest expense reclassified from money market to NOW/IOLA for the year ended December 31, 2023.
(6)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(7)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(8)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,886,711	24,886,711
Less treasury shares	925,497	1,067,248	1,074,979	1,096,214	1,101,191
Common shares outstanding at end of period	23,961,214	23,819,463	23,811,732	23,790,497	23,785,520

Book value per common share	$11.71	$11.74	$11.45	$11.29	$11.20
Tangible book value per common share	$11.71	$11.74	$11.45	$11.29	$11.20